Exhibit 10.15

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of                , 2019           by and between Eagle Bancorp Montana, Inc., a Delaware corporation (the “Company”), Opportunity Bank of Montana (the Bank) a Montana-chartered commercial bank and                     , an individual resident of the State of            (the “Indemnitee”).

Whereas, it is essential to the Company and its wholly owned subsidiary, the Bank to retain and attract as directors and officers the most capable persons available,

Whereas, the Indemnitee is currently serving as a director or officer of the Company and/ or the Bank,

Whereas, both the Company and the Indemnitee are aware of the exposure to litigation officers, directors, employees, agents, and representatives of the Company and the Bank may have as they exercise their duties, and of conditions in the insurance industry that have affected and may continue to affect the Company's and the Bank's ability to obtain appropriate liability insurance on acceptable terms,

Whereas, taking these and other factors into account, the Company believes it is reasonable, prudent, and necessary to indemnify and advance expenses on behalf of directors and officers of the Company and the Bank,

Whereas, Article VII of the Bylaws of the Company and Article VI of the Bylaws of the Bank (the “Bylaws”), as currently in effect, require the indemnification and advancement of expenses to directors and officers of the Company and its subsidiaries, and

Whereas, recognizing the Indemnitee’s need for protection against personal liability arising out of service to the Company or the Bank, taking into account the Indemnitee’s reliance on the Bylaws, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent permitted by law and wishes to provide for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policy or polices.

Now, Therefore, in consideration of the premises and of the Indemnitee continuing to serve the Company or the Bank as an officer or director, and intending to be legally bound hereby, the parties hereto agree as follows.

1.     Defined Terms. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement.

(a)     “Agreement” means this Indemnification Agreement, as amended from time to time.

(b)     “Board of Directors” means the Board of Directors of the Company or the Bank.

(c)     “Bylaws” means the Bylaws of the Company and/or the Bank.

(d)     “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (i) or (iii) of this definition or a director whose initial nomination for, or assumption of office as, a member of the Board of Directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve or the Company consummates a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(e)     “Claim” means any threatened, asserted, pending or completed civil, criminal, administrative, investigative, or other action, suit, or proceeding of any kind whatsoever, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by the Company, by a subsidiary of the Company, by a governmental agency, or by any other party, in which the Indemnitee was, is, may be or will be involved as a party, witness or otherwise.

(f)     “Indemnifiable Expenses” means to the extent permissible by applicable law( including federal banking regulations) (x) all expenses and liabilities, including judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Company, and counsel fees and disbursements relating to any Indemnifiable Event (as defined below), on account of the fact that Indemnitee is, was, or has agreed to serve as a director, officer, employee, or agent of the Company or the Bank, or on account of any action alleged to have been taken or omitted in any such capacity (the Indemnitee’s “Company Status”), whether occurring before, on, or after the date of this Agreement (any such event, an “Indemnifiable Event”), and (y) any liabilities an Indemnitee incurs as a result of acting on behalf of the Company or the Bank (whether as a fiduciary or otherwise) in the operation, administration, or maintenance of an employee benefit plan

(g)     “Independent Legal Counsel” means an attorney or firm of attorneys (following a Change in Control, selected in accordance with the provisions of Section 3 hereof), who is experienced in the matters of corporate law and who shall not have otherwise performed services for the Company or the Indemnitee within the last five years (other than with respect to matters concerning the rights of the Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(h)     “Loss” means all losses, Claims, damages, fines, or penalties, including, without limitation, any legal or other expenses (including, without limitation, any legal fees, judgments, fines, appeal bonds or related expenses) incurred in connection with defending, investigating or settling any Claim, fine, penalty or similar action.

(i) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(j)     “Voting Securities” means any securities of the Company which vote generally in the election of directors.

2.     Basic Indemnification Arrangement; Advancement of Indemnifiable Expenses. (a)      If the Indemnitee was or is a party to or witness or other participant in, or becomes subject to or is threatened to be made subject to, a Claim that arises in connection with or is by reason (in whole or in part) of an Indemnifiable Event or the Indemnitee’s Company or Bank Status, on the terms and subject to the conditions of this Agreement the Company or the Bank shall indemnify the Indemnitee or cause the Indemnitee to be indemnified to the fullest extent permitted by applicable Delaware law or federal banking law in effect on the date hereof and as amended from time to time and shall hold the Indemnitee harmless from and against all Losses that arise in connection with or are by reason(in whole or in part) of an Indemnifiable Event or the Indemnitee’s Company or Bank Status.

(b)     If requested by the Indemnitee, and if authorized under applicable law the Company or the Bank shall advance or cause to be advanced any and all Indemnifiable Expenses incurred by the Indemnitee (an “Expense Advance”) on the terms and subject to the conditions of this Agreement, as soon as practicable. In accordance with that request (but without duplication), the Company or the Bank shall either (x) pay or cause to be paid the Indemnifiable Expenses on behalf of the Indemnitee, or (y) reimburse or cause the reimbursement of the Indemnitee for the Indemnifiable Expenses. However, the obligation to make an Expense Advance under this section 2(b) is subject to the following conditions: (xx) the Company or the Bank shall have received from the Indemnitee a written affirmation of the Indemnitee’s good faith belief that the Indemnitee has satisfied the standard of conduct described in section 145 of the Delaware General Corporation Law (“DGCL”) and applicable federal banking law, and (yy) if, when, and to the extent that a final judicial determination is made in the Claim (as to which all rights of appeal therefrom are exhausted or lapse) that the Indemnitee is not entitled to be so indemnified under applicable law, the Companyor the Bank shall be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by the Indemnitee satisfies any requirement that the Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law). The Indemnitee’s undertaking to repay Expense Advances shall be unsecured and interest-free.

(c)     Despite anything in this Agreement to the contrary, the Indemnitee is not entitled to indemnification or advancement of Indemnifiable Expenses under this Agreement for any Claim initiated by the Indemnitee unless (x) the Board of Directors first authorized or ratified the Indemnitee's initiation of the Claim or (y) the Claim is one to enforce the Indemnitee’s rights under this Agreement (including an action by the Indemnitee to secure a determination that the Indemnitee should be indemnified under applicable law).

(d)     The indemnification obligations under this Agreement are subject to the condition that the Board of Directors shall have determined (by majority vote of directors who are not parties to the applicable Claim) in writing that the indemnification of the Indemnitee is proper in the circumstances because the Indemnitee is entitled to be indemnified under applicable law. If the Board of Directors determines that the Indemnitee is not entitled to be indemnified in whole or in part under applicable law, the Indemnitee may commence litigation in any venue in the State of Montana or Delaware, seeking an initial determination by the court or challenging the Board of Directors’ determination or any aspect thereof, including the legal or factual bases therefor, and the Companyand/or the Bank hereby consent to service of process and to appear in any such proceeding.

(e)     To the extent that the Indemnitee is successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Indemnifiable Expenses actually and reasonably incurred.

(f)     Despite any provisions within this Agreement to the contrary, the Company is not required by this Agreement to indemnify Indemnitee for any acts or omissions or transactions from which a director, officer, employee, or agent may not be relieved of liability under applicable law, including federal banking law, or the Company’s or Bank’s Bylaws.

(g)     Despite any provisions within this Agreement to the contrary, this Agreement and the rights and obligations of the parties hereto are subject to the requirements, limitations, and prohibitions of state and federal statutes, rules, regulations, and orders regarding indemnification and prepayment of expenses, legal or otherwise, and liabilities, including, without limitation, section 145 of the DGCL, the DGCL, section 18(k), (12 USC 1828(k)) of the Federal Deposit Insurance Act, and Part 359 of the Federal Deposit Insurance Corporation’s Rules and Regulations and any successor regulations thereto.

3        Change in Control.  The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any provision of the Certificate of Incorporation or of the Bylaws hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld).

4.      Indemnification for Additional Expenses. The Companyand/or the Bank shall indemnify or cause the indemnification of the Indemnitee against any and all Indemnifiable Expenses and, if requested by the Indemnitee, but subject to and in accordance with sections 2(b) and (d), shall advance to the Indemnitee, Indemnifiable Expenses incurred by the Indemnitee in any action brought by the Indemnitee, by the Company, or by any other Person with respect to the Indemnitee’s right to:

(x)     indemnification or an Expense Advance under this Agreement or any applicable provision of the Bylaws as may be in effect from time to time, or

(y)     recovery under the directors’ and officers’ liability insurance policies maintained by the Company or the Bank, regardless of whether the Indemnitee ultimately is determined to be entitled to indemnification, Expense Advance, or insurance recovery, as the case may be; but the Indemnitee shall reimburse Indemnifiable Expenses if a final judicial determination is made in the Claim (with all rights of appeal exhausted or lapsed) that the action brought by the Indemnitee or the defense by the Indemnitee of an action brought by the Company, Bank or by any other Person, as applicable, was frivolous or in bad faith.

5.     Partial Indemnity, Etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Indemnifiable Expenses for a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

6.     Burden of Proof. In any determination by the Board of Directors, by a court, or otherwise about whether the Indemnitee is entitled to be indemnified hereunder, the Board of Directors or court shall presume that the Indemnitee satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company, the Bank or its representative to establish that the Indemnitee is not so entitled.

7.     Reliance as Safe Harbor. The Indemnitee is entitled to indemnification for any action or omission to act undertaken  in good faith reliance upon the records of the Company or Bank, including financial statements, and in accordance with advice or opinions of officers and employees of the Company or Bank or the advice of legal counsel or accountants, provided the legal counsel or accountants are selected with reasonable care by or on behalf of the Company or any subsidiary of the Company.

8.     No Other Presumptions. For purposes of this Agreement, the termination of any Claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of no contest or its equivalent, shall not create a presumption that the Indemnitee did not satisfy any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

9.     Nonexclusivity, Etc. The rights of the Indemnitee hereunder are in addition to any other rights the Indemnitee may have under the Company’s Certificate of Incorporation, Bylaws, the laws of the State of Delaware, the Bylaws of the Bank, federal banking law or otherwise. No amendment or alteration of the Company’s Certificate of Incorporation or Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

10.     Liability Insurance. The Indemnitee shall be covered by the applicable directors’ and officers’ liability insurance policy or policies in accordance with its or their terms to the maximum extent of the coverage available for directors and officers. When the Company or the Bank receives from Indemnitee any notice of the commencement of an action, suit, or proceeding, prompt notice of the commencement of the action, suit, or proceeding shall be provided to the insurers in accordance with the procedures of the applicable liability insurance policy or policies. The Company or the Bank shall thereafter take all necessary or desirable action to cause insurers to pay on behalf of Indemnitee all amounts payable as a result of the proceeding in accordance with the terms of the policy or policies.

11.     Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or the Bank against the Indemnitee, the Indemnitee’s spouse, heirs, executors, or personal or legal representatives more than two years after the date of accrual of the cause of action, and any claim or cause of action shall be extinguished and deemed released unless asserted by the timely filing of a legal action within the two-year period; provided, however, that if a shorter period of limitations is otherwise applicable to the cause of action the shorter period shall govern.

12.     Amendments, Etc. No supplement, modification, or amendment of this Agreement is binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement constitutes a waiver of any other provisions hereof (whether or not similar), nor shall a waiver constitute a continuing waiver.

13.     Subrogation. If a payment is made under this Agreement, the Company or the Bank shall be subrogated to the extent of the payment to all of the rights of recovery of the Indemnitee under the directors’ and officers’ liability insurance policy or policies. Indemnitee shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure those rights, including the execution of documents necessary to enable the Company or the Bank effectively to bring suit to enforce the rights. The Company or the Bank shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in the subrogation.

14.     No Duplication of Payments. Neither the Company nor the Bank shall be liable under this Agreement to make any payment for a Claim made against the Indemnitee if the Indemnitee has otherwise actually received payment (under the Company’s directors’ and officers’ liability insurance policy or policies) of the amounts otherwise indemnifiable hereunder.

15.     Defense of Claim. (a) The Companyand/orthe Bank shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee.

(b)     To the fullest extent permitted by Delaware law or federal banking law , the Company’s or the Bank’s assumption of the defense of an action, suit or proceeding in accordance with paragraph (a) above will constitute an irrevocable acknowledgement by the Company that any loss and liability suffered by Indemnitee and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Company under Section 2 of this Agreement.

  (c)     The Company and the Bank shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any claim relating to an indemnfiable event effected without the prior written consent of the Company or Bank. Neither the Company, the Bank, nor the Indemnitee shall unreasonably withhold, condition or delay its or his or her consent to any proposed settlement; provided that the Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee.  In no event shall the Indemnitee be required to waive, prejudice or limit attorney-client privilege or work-product protection or other applicable privilege or protection.

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16.     No Adverse Settlement. The Company or the Bank shall not seek nor shall it agree to, consent to, support, or agree not to contest any settlement or other resolution of a Claim or settlement or other resolution of any other claim, action, proceeding, demand, investigation, or other matter that has the actual or purported effect of extinguishing, limiting, or impairing Indemnitee's rights hereunder, including without limitation the entry of any bar order or other order, decree, or stipulation under 15 U.S.C. § 78u-4 (the Private Securities Litigation Reform Act), or any similar foreign, federal, or state statute, regulation, rule, or order.

17.     Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and by their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company and/or the Bank ), assigns, spouses, heirs, executors, and personal and legal representatives. . Neither this Agreement nor any duties or responsibilities may be assigned by the Company to any other person or entity without advance written consent of the Indemnitee.

18.     Severability. If any provision or provisions of this Agreement is held to be invalid, illegal, or unenforceable for any reason whatsoever, (x) the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (y) to the fullest extent possible the provisions of this Agreement shall be construed to give effect to the intent manifested by the provision that is held invalid, illegal, or unenforceable and to give effect to the terms of this Agreement.

19.     Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the parties hereto, the Indemnitee may be without an adequate remedy at law. Accordingly, if a violation occurs the Indemnitee shall be entitled, if the Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin the violation, or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.

20.     Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by telecopy, nationally recognized overnight courier, or personal delivery, addressed to the party at the address below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by the party to the other parties:

(a)     If to the Company, to:

Eagle Bancorp Montana, Inc.

1400 Prospect Avenue

Helena, Montana 59601

Telephone: (406) 457-4038

Facsimile: (406) 457-4035

Attention: Corporate Secretary

(b)     If to the Indemnitee, to the address of the Indemnitee appearing on the Company's records.

All such notices, requests, consents, and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving notice.

21.     Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

22.     Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

23.     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with federalbanking law, the laws of the State of Delaware applicable to contracts made and to be performed in Delaware, without giving effect to the principles of conflicts of laws. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

24.       Entire Agreement.  This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

Eagle Bancorp Montana, Inc.

By:
Peter J. Johnson
President and CEO

OPPORTUNITY BANK OF MONTANA

By:
Peter J. Johnson
President and CEO

By
INDEMNITEE

Name:

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